Exhibit 99

CONTACTS:

Investors:	REGIS CORPORATION:
Jack Nielsen – Director of Finance – Investor Relations
(952) 947-7000

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin
(212) 994-4660

For Immediate Release

REGIS REPORTS FIRST QUARTER 2006 RESULTS

-EPS of $0.48 Includes $0.03 Impact of Hurricanes Katrina and Rita-

MINNEAPOLIS, October 26, 2005 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported financial results for its fiscal first quarter ended September 30, 2005.

First Quarter Results

Consolidated revenues increased 15 percent to a record $584 million compared to $506 million a year ago. Same-store sales increased 0.7 percent. First quarter revenue and same-store sales results met the low end of the Company’s guidance. Net income decreased 12 percent to $22.2 million, or $0.48 per diluted share. First quarter earnings fell $0.03 per diluted share below the low end of the Company’s guidance due exclusively to Hurricanes Katrina and Rita.

Hurricanes Katrina and Rita resulted in salon closures as residents evacuated communities in the storms’ paths. The Company estimates that these closures reduced first quarter revenue by $2.1 million. In addition, Regis Corporation wrote off $450,000 of equipment and leasehold improvements, primarily associated with the destruction of seven corporate salons. Finally, Regis Corporation came to the aid of its employees and the communities they serve by providing disaster pay to its stylists in the affected areas and donating $200,000 of professional hair care product, which was distributed to residents in need. In total, Hurricanes Katrina and Rita reduced first quarter earnings per diluted share by $0.03.

Regis Corporation ended the quarter with 11,077 worldwide locations, a net increase of 84 units during the quarter. The Company constructed 125 salons and franchisees built 57 salons. In addition, Regis acquired 48 salons (including 42 salon franchise buybacks) and 11 beauty schools. The Company closed or relocated 115 corporate and franchise salons during the quarter.

Second Quarter 2006 Outlook

The following points pertain to the fiscal second quarter ending December 31, 2005:

•                  Earnings per diluted share are forecasted to be in a range of $0.61 to $0.66, compared to $0.57 a year ago.

•                  Consolidated revenue is forecasted to grow approximately 13 percent to a range of $605 million to $609 million compared to $537 million a year ago.

•                  Consolidated same-store sales are forecasted to increase 0.5 to 2.0 percent.

Updated Fiscal Year 2006 Outlook

The following points pertain to the fiscal year ending June 30, 2006:

•                  Earnings per diluted share are forecasted to be $2.39, compared to $1.39 a year ago. Previously, the Company forecasted fiscal year 2006 earnings per diluted share of $2.42.

The $0.03 per diluted share reduction in guidance is due to the impact of Hurricanes Katrina and Rita on the Company’s first quarter earnings results.

•                  Consolidated revenue is forecasted to grow 10 percent to $2.4 billion compared to $2.2 billion a year ago.

•                  Consolidated same-store sales are forecasted to increase 1.0 percent.

Regis Corporation will broadcast its quarterly earnings conference call live on the internet, today, October 26, 2005 at 10:00 a.m. Central Time. Interested parties are invited to listen by logging onto www.regiscorp.com. An archive of the conference call will be available at this website shortly after the conclusion of the live broadcast.

Regis Corporation (RGS) is the beauty industry’s global leader in salons, hair restoration centers and education. As of September 30, 2005, the Company owned or franchised 11,077 worldwide locations; which included 10,952 beauty salons, 90 hair restoration centers and 35 beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women. These and other concepts are located in the US and in ten other countries throughout North America and Europe. For additional information about the Company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons and beauty schools that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon and beauty school acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2005. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED BALANCE SHEET (Unaudited)

as of September 30, 2005 and June 30, 2005

(Dollars in thousands, except per share amounts)

	September 30, 2005	June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$111,808	$102,718
Receivables, net	45,820	47,752
Inventories	199,875	184,609
Deferred income taxes	16,240	17,229
Other current assets	36,148	28,341
Total current assets	409,891	380,649

Property and equipment, net	450,388	435,324
Goodwill	671,854	646,510
Other intangibles, net	215,584	208,800
Other assets	54,598	54,693

Total assets	$1,802,315	$1,725,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$32,723	$19,747
Accounts payable	76,820	64,111
Accrued expenses	175,979	178,192
Total current liabilities	285,522	262,050

Long-term debt	566,975	549,029
Other noncurrent liabilities	162,580	160,185
Total liabilities	1,015,077	971,264

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at September 30, 2005 and June 30, 2005
Common stock, $.05 par value; issued and outstanding, 45,257,083 and 44,952,002 common shares at September 30, 2005 and June 30, 2005, respectively	2,263	2,248
Additional paid-in capital	239,517	229,871
Accumulated other comprehensive income	48,633	46,124
Retained earnings	496,825	476,469

Total shareholders’ equity	787,238	754,712

Total liabilities and shareholders’ equity	$1,802,315	$1,725,976

-more-

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,
	2005	2004
Revenues:
Service	$390,969	$339,435
Product	173,752	148,119
Royalties and fees	19,508	18,668
	584,229	506,222

Operating expenses:
Cost of service	221,859	192,586
Cost of product	88,536	77,584
Site operating expenses	49,716	43,301
General and administrative	74,067	57,701
Rent	82,835	72,508
Depreciation and amortization	25,896	19,795
Total operating expenses	542,909	463,475

Operating income	41,320	42,747

Other income (expense):
Interest	(8,264)	(4,308)
Other, net	799	677

Income before income taxes	33,855	39,116

Income taxes	(11,696)	(13,924)

Net income	$22,159	$25,192

Net income per share:
Basic	$0.49	$0.57
Diluted	$0.48	$0.54

Weighted average common and common equivalent shares outstanding:
Basic	44,964	44,322
Diluted	46,336	46,293

Cash dividends declared per common share	$0.04	$0.04

A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com. Click on “Financial Reports.”

REGIS CORPORATION (NYSE:RGS)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$22,159	$25,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,018	18,928
Amortization	2,878	867
Deferred income taxes	83	1,223
Tax benefit from employee stock plans	—	517
Stock-based compensation	1,675	80
Other non-cash items affecting earnings	(136)	(248)

Changes in operating assets and liabilities:
Receivables	2,488	(407)
Inventories	(14,514)	(15,474)
Other current assets	(9,558)	6,930
Other assets	(400)	(1,843)
Accounts payable	8,459	2,825
Accrued expenses	(1,755)	(7,940)
Other noncurrent liabilities	3,606	4,728
Net cash provided by operating activities	38,003	35,378

Cash flows from investing activities:
Capital expenditures	(29,654)	(21,905)
Proceeds from sale of assets	21	220
Purchase of salon and school net assets, net of cash acquired	(35,963)	(11,801)
Net cash used in investing activities	(65,596)	(33,486)

Cash flows from financing activities:
Borrowings on revolving credit facilities	656,729	443,150
Payments on revolving credit facilities	(617,930)	(426,526)
Repayments of long-term debt	(12,051)	(11,888)
Tax benefit from employee stock plans	2,713	—
Other, primarily increase in negative book cash balances	3,426	2,136
Dividends paid	(1,805)	(1,772)
Proceeds from issuance of common stock	5,274	1,311
Net cash provided by financing activities	36,356	6,411

Effect of exchange rate changes on cash and cash equivalents	327	546

Increase in cash and cash equivalents	9,090	8,849

Cash and cash equivalents:
Beginning of period	102,718	73,567
End of period	$111,808	$82,416

REGIS CORPORATION (NYSE:RGS)

Salon / School/ Hair Restoration Center Counts and Revenues

	September 30, 2005	June 30, 2005
SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,108	6,977
Franchise salons	3,844	3,902
Beauty career schools	35	24
Company-owned hair restoration centers	41	41
Franchise hair restoration centers	49	49
	11,077	10,993

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:

	September 30, 2005	June 30, 2005
REGIS SALONS
Open at beginning of period	1,093	1,085
Salons constructed	14	39
Acquired	1	13
Less relocations	6	14
Salon openings	9	38
Conversions	—	(1)
Salons closed	(9)	(29)
Total, Regis Salons	1,093	1,093

MASTERCUTS
Open at beginning of period	636	604
Salons constructed	5	47
Acquired	—	2
Less relocations	—	13
Salon openings	5	36
Conversions	(1)	1
Salons closed	(4)	(5)
Total, Mastercuts	636	636

	September 30, 2005	June 30, 2005
TRADE SECRET
Company-owned salons:
Open at beginning of period	597	549
Salons constructed	13	56
Acquired	—	23
Franchise buybacks	—	—
Less relocations	2	17
Salon openings	11	62
Conversions	1	—
Salons closed	(3)	(14)
Total company-owned salons	606	597

Franchise salons:
Open at beginning of period	24	24
Salons constructed	—	—
Salon openings	—	—
Franchise buybacks	—	—
Salons closed	—	—
Total franchise salons	24	24

Total, Trade Secret	630	621

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,497	1,263
Salons constructed	49	194
Acquired	—	—
Franchise buybacks	31	45
Less relocations	—	1
Salon openings	80	238
Conversions	—	—
Salons closed	(3)	(4)
Total company-owned salons	1,574	1,497

Franchise salons:
Open at beginning of period	184	201
Salons constructed	4	29
Acquired	—	—
Less relocations	—	—
Salon openings	4	29
Conversions	—	—
Franchise buybacks	(31)	(45)
Salons closed	—	(1)
Total franchise salons	157	184

Total, SmartStyle/Cost Cutters in Wal-Mart	1,731	1,681

	September 30, 2005	June 30, 2005
STRIP CENTERS
Company-owned salons:
Open at beginning of period	2,728	2,310
Salons constructed	41	167
Acquired	1	248
Franchise buybacks	11	94
Less relocations	4	21
Salon openings	49	488
Conversions	—	(3)
Salons closed	(9)	(67)
Total company-owned salons	2,768	2,728

Franchise salons:
Open at beginning of period	2,102	2,105
Salons constructed	38	154
Acquired (2)	—	7
Less relocations	6	13
Salon openings	32	148
Conversions		6
Franchise buybacks	(11)	(94)
Salons closed	(51)	(63)
Total franchise salons	2,072	2,102

Total, Strip Centers	4,840	4,830

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	426	416
Salons constructed	3	22
Acquired	4	19
Franchise buybacks	—	—
Salon openings	7	41
Conversions	—	(3)
Salons closed	(2)	(28)
Total company-owned salons	431	426

Franchise salons:
Open at beginning of period	1,592	1,594
Salons constructed	15	102
Acquired (2)	—	—
Salon openings	15	102
Franchise buybacks	—	—
Salons closed	(16)	(104)
Total franchise salons	1,591	1,592

Total international salons	2,022	2,018

	September 30, 2005	June 30, 2005
TOTAL SYSTEM-WIDE SALONS
Company-owned salons:
Open at beginning of period	6,977	6,227
Salons constructed	125	525
Acquired	6	305
Franchise buybacks	42	139
Less relocations	12	66
Salon openings	161	903
Conversions	—	(6)
Salons closed	(30)	(147)
Total company-owned salons	7,108	6,977

Franchise salons:
Open at beginning of period	3,902	3,924
Salons constructed	57	285
Acquired (2)	—	7
Less relocations	6	13
Salon openings	51	279
Conversions	—	6
Franchise buybacks	(42)	(139)
Salons closed	(67)	(168)
Total franchise salons	3,844	3,902

Total Salons	10,952	10,879

Beauty schools:
Open at beginning of period	24	11
Acquired	11	13
Total beauty schools	35	24

Company-owned hair restoration centers:
Open at beginning of period	41	—
Acquired	—	42
Sites closed	—	(1)
Total company-owned hair restoration centers	41	41

Franchise hair restoration centers:
Open at beginning of period	49	—
Acquired	—	49
Total franchise hair restoration centers	49	49

Total hair restoration centers	90	90

Grand total, system-wide	11,077	10,993

(1)          Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2)          Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

NOTE 1. REVENUES BY CONCEPT:

	For the Periods Ended September 30,
(Dollars in thousands)	2005	2004

North American salons:
Regis	$119,130	$116,458
MasterCuts	43,504	42,519
Trade Secret *	64,491	61,461
SmartStyle	97,864	82,283
Strip Center *	168,554	145,707
Total North American Salons	493,543	448,428

International salons *	51,481	51,738
Beauty schools	13,222	6,056
Hair restoration centers *	25,983	—
Consolidated revenues	$584,229	$506,222
Percent change from prior year	15.4%	9.9%

* Includes aggregate franchise royalties and fees of $19.5 and $18.7 million for the three months ended September 30, 2005 and 2004, respectively.  North American salon franchise royalties and fees represented 50.4 and 54.8 percent of total franchise revenues in the three months ended September 30, 2005 and 2004, respectively.

NOTE 2. FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables. A historical model of Regis Corporation’s quarterly results in this format is available in the Investor Information section of the corporate website at www.regiscorp.com.  Click on “Financial Reports.”

	For the Three Months Ended September 30, 2005
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$337,193	$31,373	$11,802	$10,601	$—	$390,969
Product	146,513	11,701	1,420	14,118	—	173,752
Royalties and fees	9,837	8,407	—	1,264	—	19,508
	493,543	51,481	13,222	25,983	—	584,229

Operating expenses:
Cost of service	193,916	17,014	4,837	6,092	—	221,859
Cost of product	75,891	7,200	1,120	4,325	—	88,536
Site operating expenses	45,009	1,826	1,825	1,056	—	49,716
General and administrative	28,377	10,541	1,925	5,524	27,700	74,067
Rent	69,886	9,838	1,399	1,451	261	82,835
Depreciation and amortization	18,205	1,819	491	2,245	3,136	25,896
Total operating expenses	431,284	48,238	11,597	20,693	31,097	542,909

Operating income (loss)	62,259	3,243	1,625	5,290	(31,097)	41,320

Other income (expense):
Interest	—	—	—	—	(8,264)	(8,264)
Other, net	—	—	—	—	799	799
Income (loss) before income taxes	$62,259	$3,243	$1,625	$5,290	$(38,562)	$33,855

	For the Three Months Ended September 30, 2004
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$301,866	$32,008	$5,561	$—	$—	$339,435
Product	136,338	11,286	495	—	—	148,119
Royalties and fees	10,224	8,444	—	—	—	18,668
	448,428	51,738	6,056	—	—	506,222

Operating expenses:
Cost of service	174,189	16,406	1,991	—	—	192,586
Cost of product	70,107	7,226	251	—	—	77,584
Site operating expenses	40,181	2,125	995	—	—	43,301
General and administrative	24,421	8,552	858	—	23,870	57,701
Rent	63,064	8,824	512	—	108	72,508
Depreciation and amortization	15,332	1,827	238	—	2,398	19,795
Total operating expenses	387,294	44,960	4,845	—	26,376	463,475

Operating income	61,134	6,778	1,211	—	(26,376)	42,747

Other income (expense):
Interest	—	—	—	—	(4,308)	(4,308)
Other, net	—	—	—	—	677	677
Income before income taxes	$61,134	$6,778	$1,211	$—	$(30,007)	$39,116

- END -